SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 26, 2000

LMI AEROSPACE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri	63302-0900
(Address of Principal Executive Offices)	(Zip Code)
(636) 946-6525 (Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events.

         LMI Aerospace, Inc. (the “Company”) and Union Planters Bank, N.A., have entered into a Fourth Amendment to Loan Agreement, effective as of October 30, 2000, amending that certain Loan Agreement dated as of August 15, 1996 (the” Loan Agreement”) between Leonard’s Metal, Inc., the predecessor in interest to the Company, and Magna Bank, National Association, the predecessor in interest to Union Planters, N.A. The Fourth Amendment to Loan Agreement amended the Loan Agreement essentially to provide for (i) the reduction of the Company’s available line of credit from a maximum of $15,000,000 to $7,000,000, (ii) the granting to Union Planters, N.A. of a continuing security interest in all of the Company’s accounts receivable and inventories, (iii) the increase of the applicable interest rate payable for borrowings under the line of credit to 2.25% over the LIBOR rate, and (iv) an increase in the amount of net worth and EBITDA the Company is required to maintain in order to remain in compliance with certain financial covenants contained in the Loan Agreement. The Company does not currently have any outstanding borrowings under the line of credit.

Item 7. Financial Statements and Exhibits

     (a)     Not applicable

     (b)     Not applicable

     (c)     Exhibits

Exhibit Number       Description

         10.37               Fourth Amendment to Loan Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 26, 2000
LMI AEROSPACE, INC.

By: /s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit       Description

10.37 Fourth Amendment to Loan Agreement